EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A common stock of ContextLogic Inc., and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

Dated: February 16, 2021

DST GLOBAL ADVISORS LIMITED

By:	/s/ Despoina Zinonos
Name:	Despoina Zinonos
Title:	President

DST GLOBAL IV CO-INVEST, L.P.

By:	/s/ Despoina Zinonos
Name:	Despoina Zinonos
Title:	as President of its General Partner, DST Managers Limited

DST GLOBAL IV, L.P.

By:	/s/ Despoina Zinonos
Name:	Despoina Zinonos
Title:	as President of its General Partner, DST Managers Limited

DST INVESTMENTS XI, L.P.

By:	/s/ Despoina Zinonos
Name:	Despoina Zinonos
Title:	as President of its General Partner, DST Managers Limited

DST MANAGERS LIMITED

By:	/s/ Despoina Zinonos
Name:	Despoina Zinonos
Title:	President

DST GLOBAL V, L.P.

By:	/s/ Despoina Zinonos
Name:	Despoina Zinonos
Title:	as President of its General Partner, DST Managers V Limited

DST INVESTMENTS XV, L.P.

By:	/s/ Despoina Zinonos
Name:	Despoina Zinonos
Title:	as President of its General Partner, DST Managers V Limited

DST INVESTMENTS XVI, L.P.

By:	/s/ Despoina Zinonos
Name:	Despoina Zinonos
Title:	as President of its General Partner, DST Managers V Limited

DST MANAGERS V LIMITED

By:	/s/ Despoina Zinonos
Name:	Despoina Zinonos
Title:	President

GALILEO (PTC) LIMITED

By:	/s/ Despoina Zinonos
Name:	Despoina Zinonos
Title:	President